EXHIBIT 99.1

SUMMIT BANK CORPORATION (Nasdaq: SBGA)	Contact: Pin Pin Chau
FOR IMMEDIATE RELEASE	pchau@summitbk.com
770-454-0400
FOR IMMEDIATE RELEASE
APRIL 3, 2006

CONTACT:	Thomas J. Flournoy
tflournoy@summitbk.com
770-454-0456

Summit Bank Corporation Announces Completion of the Acquisition of Concord Bank, N.A., of Houston, Texas

ATLANTA, GA - April 3, 2006 - Summit Bank Corporation announced today the completion of its acquisition of Concord Bank, N.A., a bank headquartered in Houston, Texas with assets of $116 million at December 31, 2005. Concord Bank, N.A. merged with and into The Summit National Bank on April 1, 2006 and will be operated as a division of The Summit National Bank under Concord Bank’s existing brand name. The consideration paid in the acquisition was $23.7 million in cash.

With the acquisition of Concord Bank, The Summit National Bank will have approximately $650 million in assets and will operate 8 branch locations in three dynamic growth markets of Asian population and small business formation in Atlanta, the San Francisco South Bay area and Houston.

"We are excited to have the customers, executive management team and employees of Concord Bank join the Summit family," said Pin Pin Chau, President and CEO of Summit. “Our compatible values and strong financial performance are a perfect fit. With the acquisition of Concord Bank, we will be creating a stronger institution and we anticipate a smooth integration for our customers."

"I could not be more pleased that Concord and Summit are joining forces," said Ning Weng, Chairman and CEO of Concord Bank, N.A. “Concord will be able to offer its customers an expanded range of products and services. We truly believe that this merger will best serve the interests of customers and employees. We fully expect that the integration of Concord into a much bigger and stronger Summit family will prove to be a seamless transition”. Mr. Weng will join Summit as President and CEO of the Concord Bank, a division of The Summit National Bank in Texas.

Headquartered in Atlanta, Georgia, Summit currently has five banking offices and one limited service branch in Atlanta. It has two branches in the South Bay, California area located in San Jose and Fremont, a loan production office in San Diego, California and a Representative Office in Shanghai, China. The acquisition of Concord Bank will provide an office in Houston, Texas.

Summit Bank Corporation provides a full range of commercial banking services through its wholly owned subsidiary, The Summit National Bank. Summit specializes in commercial banking services for small to mid-sized businesses, as well as international trade finance for businesses of all sizes. Summit is a leading commercial bank in numerous ethnic communities within the Atlanta market, serving Asian Indian, Chinese, German, Korean, Latin American and Vietnamese markets, among others. Summit serves a similar customer base in northern California and Houston, Texas and assists domestic customers in international trade with China through its Representative Office in Shanghai. Summit Bank Corporation lists its common stock on The Nasdaq Stock Market under the trading symbol ”SBGA” For more information on Summit, visit www.summitbk.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Summit’s operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Summit’s assumptions, but that are beyond Summit's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the international, national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Summit, (v) greater competitive pressures among financial institutions in Summit's markets, (vi) greater loan losses than historic levels, (vii) difficulties in integrating the operations of The Summit National Bank and Concord Bank after the merger, (viii) the potential loss of Concord Bank customers and employees following the merger, and (ix) difficulties in expanding our banking operations into a new geographic market . Additional information and other factors that could affect future financial results are included in Summit’s filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Summit Bank Corporation undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.